UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 15, 2015

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 15, 2015, Local Corporation (the “Registrant”) received a notice of termination effective November 1, 2015 from Yahoo! Inc. and Yahoo! EMEA Limited (as successor in interest to Yahoo! SARL and together with Yahoo! Inc., “Yahoo”) with respect to that certain Yahoo! Publisher Network contract #1-26652287, dated as of November 1, 2012, as amended. The Agreement provides for the distribution of Yahoo’s paid search results by Registrant for which the Registrant is compensated a certain percentage of the adjusted gross revenue (as defined in the Agreement) derived by Yahoo from such paid search results. The effective date of the Agreement is November 1, 2012 and was scheduled to end on October 31, 2017, subject to the earlier termination by either party on the second, third and fourth anniversaries of the Agreement upon sixty (60) days advance written notice. Yahoo has elected to terminate on the third anniversary pursuant to this notice of termination. The Agreement represented a material source of revenue for the Registrant, including 43% and 46% of the Registrant’s total revenue in 2014 and 2013, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: June 19, 2015	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer